UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on November 22, 2011, EntreMed, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”), notifying the Company that it did not comply with Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires the Company to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market if it does not otherwise meet the other requirements under the Nasdaq Capital Market continued listing rules.

The Company submitted a plan to regain compliance and, on February 3, 2012, was granted an extension until May 21, 2012 to evidence compliance with the Rule. The extension was contingent on completion and shareholder approval of the strategic financing of convertible notes with an aggregate principal amount of $10 million, and warrants to purchase 1,739,132 shares of the Company’s common stock (collectively, the “Strategic Financing”). The Company held its 2012 annual meeting of stockholders on April 30, 2012, and at the meeting the Company’s stockholders approved the Strategic Financing. As of the date of this report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon stockholder approval of the Strategic Financing. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its periodic report for the quarter ending June 30, 2012, the Company does not evidence compliance, then it may be subject to delisting, at which time the Company may appeal the Nasdaq Staff’s determination to a Nasdaq Hearings Panel.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Company held its 2012 annual meeting of stockholders (the “Annual Meeting”) on April 30, 2012. At the Annual Meeting, the Company’s stockholders approved the amendment to the Company’s 2011 Long-Term Incentive Plan (the “2011 Plan”).

Under the amendment to the 2011 Plan, (i) the number of shares of Common Stock reserved for issuance increased from 835,341 to 1,730,000, and (ii) the maximum number of shares of Common Stock that may be awarded to any one individual under the Plan from 250,000 to 750,000. The Company’s executive officers and directors are eligible to receive awards under the 2011 Plan in accordance with the terms and conditions set forth therein. A copy of the 2011 Plan was filed with the Securities and Exchange Commission on March 22, 2012 as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered and approved four proposals, each of which is described in more detail in the Proxy Statement. The following is a brief description of each matter voted upon at the Annual Meeting, and the final voting results for each matter, including the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Election of Directors.  Each of Dr. Wei-Wu He, PhD and Mr. Dwight L. Bush were elected to serve as a member of the board of directors for a term expiring at the annual meeting of stockholders to be held in 2015 and until his successor is duly elected and qualified, as follows:

Director	FOR	WITHHELD	BROKER NON-VOTES
Dr. Wei-Wu He, PhD	6,165,912	43,388	5,859,778
Mr. Dwight L. Bush	6,157,679	51,621	5,859,778

Approval of the conversion or exercise of the convertible notes or warrants issued in connection with Strategic Financing in January as described in the Proxy Statement. The stockholders voted to approve the conversion or exercise of the convertible notes or warrants, as follows:

FOR	5,952,794
AGAINST	245,763
ABSTAIN	10,743
BROKER NON-VOTES	5,859,778

Approval of the amendment to the 2011 Long-Term Incentive Plan. The stockholders voted to approve the amendment to the 2011 Plan, as follows:

FOR	5,924,648
AGAINST	269,238
ABSTAIN	15,413
BROKER NON-VOTES	5,859,779

Ratify Independent Registered Public Accountants.  The stockholders ratified the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as follows:

FOR	11,947,204
AGAINST	101,875
ABSTAIN	19,999

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1	EntreMed, Inc. 2011 Long-Term Incentive Plan, As Amended (previously filed with, and incorporated herein by reference to, the Company’s Definitive Proxy Statement filed on March, 22, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu

Cynthia W. Hu

Chief Operating Officer, General Counsel & Secretary

Date: May 4, 2012